Exhibit 99.1

First Quarter 2005
Table of Contents

Page
Earnings Release	1 - 3

Financial Highlights	4

Statements of Earnings	5 - 6

Balance Sheets	7

Geographic Distribution by Market	8

Operating Performance Summary	9 - 10

Investment Summary	11

Development Summary	12

Capitalization Summary	13

Debt Summary	14

Supplemental Information for Net Asset Value Calculation	15

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr. 800-982-9293 · 303-708-5959

Archstone-Smith Announces Results
for the First Quarter of 2005

DENVER — April 26, 2005 — Archstone-Smith (NYSE:ASN) announced net earnings per share (EPS) of $0.32 for the quarter ending March 31, 2005, compared with $0.49 per share for the same period in 2004. The company’s funds from operations (FFO) was $0.46 per share in the first quarter of 2005, compared with $0.51 per share during the first quarter of 2004. First quarter 2005 FFO with gains/losses, which includes gross gains from asset sales, was $0.49 per share, compared with $0.67 per share in the first quarter of 2004. The company’s earnings this quarter were lower than one year ago principally due to lower profits from the sale of assets.

Same-store Portfolio Performance Continues to Accelerate; Company Reiterates Guidance

“Our core business continues to improve, with same-store revenue growth accelerating again for each of the last four quarters. We remain very excited about the increasing momentum of our operating performance, and therefore we are reiterating our 2005 EPS guidance of $1.45 – $1.65 per share and our 2005 FFO guidance of $1.90 – $2.00 per share,” said R. Scot Sellers, chairman and chief executive officer.

Archstone-Smith’s same-store revenues increased 2.7% in the first quarter of 2005, representing the third consecutive quarter the company has produced positive quarterly same-store revenue growth in both its high-rise and garden portfolios. The Washington, D.C. metropolitan area and Southern California – which collectively represent 59% of the company’s portfolio – produced first quarter same-store revenue growth of 3.5% and 2.9%, respectively. First quarter same-store operating expenses increased 7.3% from last year primarily due to the one-time impact of a ground-lease true-up in the first quarter of 2004, as well as higher real estate taxes and extraordinary weather-related costs resulting from the severe winter in Washington, D.C., New York and Boston. Archstone-Smith’s same-store net operating income (NOI) was up 0.2% in the first quarter.

“The case for future rent growth in our core markets is very compelling,” said Mr. Sellers. According to Torto Wheaton Research, the nationwide cost of renting an apartment is 92% of the cost of owning a home. By comparison, the cost of renting an apartment in many of Archstone-Smith’s key submarkets is much less expensive than the cost of owning a home in the same area. For example, according to Torto Wheaton Research, the cost of renting in the Connecticut Avenue corridor in Washington, D.C. and Marina del Rey, Calif., is only 19% the cost of owning a home; in La Jolla, Calif, the cost of renting is just 17% of the cost of owing a home. “We believe the enormous discrepancy between the cost of renting and the cost of owning a home in our core markets will produce continued upward pressure on our rental rates because of the growing shortage of new housing availability.”

–more–

Archstone Announces 1Q05 Results

Ameriton Is An Extremely Profitable Franchise for Archstone-Smith

Archstone-Smith’s first quarter 2005 results include operating community sales gains from Ameriton, the company’s wholly owned subsidiary, which contributed $14.3 million, or $0.06 per share, to Archstone-Smith’s first quarter EPS and $12.0 million, or $0.05 per share, to the company’s first quarter FFO. “Ameriton has an impressive track record of identifying under-managed investment opportunities – and leveraging principal-to-principal relationships to buy assets that are not widely marketed,” said Mr. Sellers. “It continues to be an extremely profitable franchise for us.” Archstone-Smith expects Ameriton to contribute $0.20 – $0.23 to the company’s FFO in 2005.

Company Continues to Execute on Share Repurchase Program

“We believe that Archstone-Smith stock trades at a significant discount to our net asset value, and will continue to opportunistically repurchase additional shares based on market conditions,” said Charles E. Mueller, Jr., chief financial officer. Year-to-date through today, the company has repurchased 1.6 million of its common shares at prices ranging from $33.35 to $35.40 per share, at an average per-share price of $34.25, representing a total investment of $55.7 million. The company has approximately $132.9 million remaining on its share repurchase authorization.

Archstone-Smith’s first quarter FFO includes a one-time gain of $23.5 million, or approximately $0.105 per share, resulting from the sale of its interest in Rent.com to eBay, which closed in February 2005. This gain was partially offset by $17.9 million of prepayment penalties related to the early repayment of secured debt. The company also incurred approximately $1.5 million in legal fees associated with its cost-recovery litigation against insurance providers, and approximately $0.7 million of additional hurricane damage costs. The net FFO contribution of the Rent.com transaction, including the impact of the prepayment penalties and additional expenses, was approximately $0.015 per share.

Archstone-Smith Declares 119th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 119th consecutive quarterly common share dividend. The company will pay a dividend of $0.4325 per common share payable on May 31, 2005 to shareholders of record as of May 16, 2005. On an annualized basis, this represents a dividend of $1.73 per common share.

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $12.2 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, the New York City metropolitan area, Boston, Southeast Florida and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers – backed by unconditional service guarantees. As of March 31, 2005, Archstone-Smith owned or had an ownership position in 231 communities, representing 79,023 units, including units under construction.

Archstone-Smith, an S&P 500 company, was recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 991 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2005. In addition, the company was recognized as Company of the Year by Colorado Biz Magazine. To find out more, visit ArchstoneSmith.com.

# # #

Archstone-Smith’s first quarter 2005 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2004 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

First Quarter 2005

Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended March 31,
	2005	2004	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$64,439	$98,149	(34.3%)

Per Share Results:
Net Earnings	$0.32	$0.49	(34.7%)
Funds from Operations with Gains/Losses (1)	$0.49	$0.67	(26.9%)
Funds from Operations (FFO) (2)	$0.46	$0.51	(9.8%)

Cash Distributions per Common Share	$0.4325	$0.43	0.6%

	March 31,	December 31,
	2005	2004

Financial Position

Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,288,562	$9,221,038
Total Assets (Net of Accumulated Depreciation)	$8,901,011	$9,066,044

Debt
Long Term Debt (Including Held for Sale)	$3,856,634	$4,130,637
Total Debt	$4,070,397	$4,149,637

Leverage Ratios
Long Term Debt/Long Term Undepreciated Book Capitalization (3)	41.8%	43.5%
Total Debt/Total Undepreciated Book Capitalization (3)	43.1%	43.7%

Equity Market Capitalization (4)
Common Shares and Units	$7,618,196	$8,529,180
Perpetual Preferred Shares and Units	50,000	70,000

Total Equity Market Capitalization	$7,668,196	$8,599,180

Total Market Capitalization (5)	$11,738,593	$12,748,817

Fully Converted Shares (6)	224,483	224,240

NOTES

(1) Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(2) FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiary assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of real estate and real estate depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO.

(3) Represents total long term debt or total debt divided by the sum of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(4) Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 13.

(5) Represents the book value of Total Debt plus Total Equity Market Capitalization.

(6) Represents total common shares and operating partnership units outstanding at the end of the period, plus stock options using the treasury stock method.

First Quarter 2005

Statements of Earnings

In thousands, except per share amounts

	Three Months Ended
	March 31,
	2005	2004

Revenues:
Rental Revenues	$230,011	$200,523
Other Income	5,127	3,697

	235,138	204,220

Expenses:
Rental Expenses	61,535	50,815
Real Estate Taxes	23,715	19,708
Depreciation on Real Estate Investments (1)	56,031	46,648

Gross Interest Expense	57,494	45,347
Capitalized Interest	(8,219)	(5,915)

Net Interest Expense	49,275	39,432

General and Administrative	14,289	12,433
Other Expense (2)	20,785	975

	225,630	170,011

Earnings from Operations	9,508	34,209

Plus:
Income/(Loss) from Unconsolidated Entities (3)	11,117	5,276
Other Non-Operating Income (4)	24,005	10,510
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	741	1,316
Minority Interest — Convertible Operating Trust Units	4,610	4,906

Net Earnings before Discontinued Operations	39,279	43,773
Plus: Net Earnings from Discontinued Operations (5)	26,078	56,329

Net Earnings	65,357	100,102
Less: Preferred Share Dividends	957	3,131

Net Earnings Attributable to Common Shares — Basic	64,400	96,971
Add Back (dilutive securities only):
Minority Interest	39	74
Convertible Preferred Share Dividends	—	1,104

Net Earnings Attributable to Common Shares — Diluted	$64,439	$98,149

Diluted Weighted Average Common Shares Outstanding — Net Earnings	201,336	198,411

Diluted Earnings per Common Share (6)	$0.32	$0.49

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares — Diluted	$64,439	$98,149
Depreciation on Real Estate Investments	56,974	53,771
Depreciation on Real Estate Investments — Unconsolidated Entities	1,566	2,913
Gains from Disposition of Depreciable REIT Investments	(26,154)	(49,800)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	(3,477)	(1,992)
Debt Extinguishment Costs Related to Dispositions	5,058	908
Minority Interest	(3,267)	(661)
Other (7)	(3,375)	(1,847)

Funds From Operations Attributable to Common Shares — Diluted	91,764	101,441
Gross Gains on the Disposition of Real Estate Investments (8)	7,121	34,480
Minority Interest	(760)	(3,887)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$98,125	$132,034

Diluted Weighted Average Common Shares Outstanding:
Net Earnings, FFO and FFO with Gains/Losses	201,336	198,411
Assumed Conversion of Preferred Shares into Common Shares	—	—

Diluted Weighted Average Common Shares Outstanding — FFO	201,336	198,411
Assumed Conversion of Preferred Shares into Common Shares	—	—

Diluted Weighted Average Common Shares Outstanding — FFO with Gains/Losses	201,336	198,411

Per Share Amounts (6)
Funds From Operations — Diluted	$0.46	$0.51

Funds From Operations with Gains/Losses — Diluted	$0.49	$0.67

Quarterly Cash Distributions per Common Share	$0.4325	$0.43

See notes on following page.

First Quarter 2005

Statements of Earnings (continued)

In thousands, except per share amounts

NOTES

(1) Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2) Includes $17.9 million in prepayment penalties associated with the early extinguishment of mortgages payable.

(3) Includes gains from the sale of unconsolidated operating communities.

(4) Includes a gain of $23.5 from the sale of our Rent.com investment and gains on the sale of marketable equity securities.

(5) The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended
	March 31,
	2005	2004

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$2,979	$37,729
Rental Expenses — Communities Sold	(1,728)	(12,840)
Real Estate Taxes — Communities Sold	73	(4,948)

Net Operating Income — Communities Sold	1,324	19,941

Rental Revenues — Communities Held for Sale	1,865	643
Rental Expenses — Communities Held for Sale	(603)	(173)
Real Estate Taxes — Communities Held for Sale	(253)	(160)

Net Operating Income — Communities Held for Sale	1,009	310

Depreciation on Real Estate Investments	(943)	(7,123)
Interest, net	(2,076)	(10,740)
Income Taxes from Taxable REIT Subsidiaries	(4,964)	(361)
Debt Extinguishment Costs Related to Dispositions	(5,058)	(908)
Allocation of Minority Interest	(3,134)	(7,286)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net (a)	13,766	12,696
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	26,154	49,800

Net Earnings from Discontinued Operations	$26,078	$56,329

	Three Months Ended
	March 31,
	2005	2004

(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$13,766	$12,696
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	7,867	3,278

Total Gains, net per GAAP	21,633	15,974
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(9,653)	(3,338)

FFO Impact of Gains, before minority interest	11,980	12,636
Minority Interest Attributable to Dispositions	(1,279)	(1,424)

FFO Impact of Gains, after minority interest	$10,701	$11,212

(6) As of March 31, 2005, the REIT (Archstone-Smith Trust) owned approximately 89.2% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 10.8% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(7) Represents accumulated depreciation on taxable REIT subsidiary gains and tax impact on applicable FFO adjustments.

(8) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 4 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended
	March 31,
	2005	2004

GAAP Gains from the Disposition of Real Estate Investments	$26,154	$49,800
Less: Accumulated Depreciation	(19,033)	(15,320)

Gross Gains from the Disposition of Real Estate Investments	$7,121	$34,480

First Quarter 2005

Balance Sheets

In thousands

	March 31,	December 31,
Assets	2005	2004

Real Estate (1)	9,099,724	$9,084,001
Real Estate — Held for Sale (1)(2)	188,838	137,037
Less: Accumulated Depreciation	798,025	763,542

	8,490,537	8,457,496

Investments In and Advances to Unconsolidated Entities	99,300	111,481

Net Investments	8,589,837	8,568,977

Cash and Cash Equivalents	7,043	203,255
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	68,901	120,095
Other Assets	235,230	173,717

Total Assets (3)	$8,901,011	$9,066,044

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$213,763	$19,000
Long Term Unsecured Debt	2,079,016	2,099,132
Mortgages Payable (4)	1,777,618	2,031,505
Payables, Accrued Expenses and Other Liabilities	263,991	325,131

Total Liabilities	4,334,388	4,474,768

Minority Interest:
Series E and G Perpetual Preferred Units	—	19,522
Operating Trust Units/Other	493,658	478,576

	493,658	498,098

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	1,992	1,996
Additional Paid-In Capital and Other Comprehensive Income/(Loss)	4,024,121	4,021,688
Retained (Loss)/Earnings	(3,148)	19,494

Total Shareholders’ Equity	4,072,965	4,093,178

Total Liabilities and Shareholders’ Equity	$8,901,011	$9,066,044

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2004	$9,221,038
Acquisition-Related Expenditures	251,956
Redevelopment Expenditures	9,997
Recurring Capital Expenditures	5,850
Development Expenditures, excluding initial acquisition costs	76,306
Dispositions	(279,938)

Net Apartment Community Activity	64,171
Change in Other Real Estate Assets	3,353

Balance at March 31, 2005	9,288,562

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations, as reflected on the Statement of Earnings.

(3) Includes $609.9 million and $595.4 million of Ameriton real estate assets as of March 31, 2005 and December 31, 2004, respectively.

(4) Includes a total of $62.7 million and $103.9 million of Ameriton third party debt as of March 31, 2005 and December 31, 2004, respectively.

First Quarter 2005

Geographic Distribution at March 31, 2005 (1)

Core Markets
Washington D.C. Metropolitan Area (2)	38.5%
Southern California (2)	20.5%
San Francisco Bay Area, California	8.6%
Chicago, Illinois (2)	5.4%
New York City Metropolitan Area (2)	5.1%
Boston, Massachusetts (2)	4.6%
Southeast Florida (2)	4.6%
Seattle, Washington	3.3%

Total Core Markets	90.6%

Non-Core Markets
Denver, Colorado	1.9%
Atlanta, Georgia	1.8%
Houston, Texas	1.3%
Raleigh, North Carolina	1.1%
Phoenix, Arizona	1.1%
Other (3)	2.2%

Total Non-Core Markets	9.4%

Total All Markets	100.0%

Total Garden	62.9%

Total High-Rise	37.1%

NOTES

(1) Based on net operating income (NOI) for the three months ended March 31, 2005, excluding amounts associated with the communities that are owned by Ameriton and any dispositions. See footnote 2 on page 10 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI). High-rise category includes mid-rise communities with 5 or more above-ground floors:

	High-Rise	Garden	Total
Washington D.C. Metropolitan Area	23.6%	14.9%	38.5%
Southern California	2.3%	18.2%	20.5%
Chicago, Illinois	4.4%	1.0%	5.4%
New York City Metropolitan Area	4.7%	0.4%	5.1%
Boston, Massachusetts	1.8%	2.8%	4.6%
Southeast Florida	0.3%	4.3%	4.6%

(3) Includes markets that represent less than 1.0% of NOI.

First Quarter 2005

Operating Performance Summary (1)

Year-Over-Year Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline) (2)
	Q1 2005 vs.	Q1 2005 vs.	Q1 2005 vs.
	Q1 2004	Q1 2004	Q1 2004

Same Store Communities:
Garden Communities	2.2%	4.1%	1.3%

High-Rise Properties	3.5%	12.4%	(1.6%)

Total Portfolio	2.7%	7.3%	0.2%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy (3)		Margin (4)		Per Unit (5)
	Q1 2005	Q1 2004	Q1 2005	Q1 2004	Q1 2005	Q1 2004

Same Store Communities:
Garden Communities	95.4%	95.7%	65.2%	65.9%	$1,109	$1,087

High-Rise Properties	95.1%	95.5%	60.9%	64.0%	$1,536	$1,500

Total Portfolio	95.3%	95.6%	63.6%	65.2%	$1,234	$1,208

		Operating
	Revenue	Expense		Average
	Growth/	Growth/	NOI Growth/	Physical
	(Decline)	(Decline)	(Decline) (2)	Occupancy
	Q1 2005 vs.	Q1 2005 vs.	Q1 2005 vs.
	Q1 2004	Q1 2004	Q1 2004	Q1 2005

Same Store Core Markets: (6)
Washington D.C. Metropolitan Area	3.5%	12.1%	(0.7%)	95.7%

Southern California	2.9%	6.0%	1.6%	95.5%

San Francisco Bay Area, California	0.1%	(1.2%)	0.8%	94.8%

Chicago, Illinois	3.8%	4.3%	3.2%	93.4%

New York City Metropolitan Area	10.8%	12.5%	10.1%	96.3%

Boston, Massachusetts	0.8%	8.7%	(2.8%)	97.2%

Southeast Florida	0.9%	2.6%	(0.5%)	96.0%

Seattle, Washington	0.9%	2.8%	(0.1%)	93.7%

Total Core Markets	2.9%	7.8%	0.4%	95.3%

Sequential Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline) (2)
	Q1 2005 vs.	Q1 2005 vs.	Q1 2005 vs.
	Q4 2004	Q4 2004	Q4 2004
Sequential Same Store Communities:
Garden Communities	1.1%	6.9%	(1.7%)

High-Rise Properties	1.9%	9.1%	(2.1%)

Total Portfolio	1.4%	7.8%	(1.8%)

Sequential Same Store Core Markets: (7)
Washington D.C. Metropolitan Area	1.2%	12.4%	(3.8%)

Southern California	1.0%	6.2%	(1.3%)

San Francisco Bay Area, California	0.8%	(6.4%)	4.4%

Chicago, Illinois	1.6%	4.3%	(1.0%)

New York City Metropolitan Area	3.5%	10.5%	0.9%

Boston, Massachusetts	0.5%	14.0%	(5.3%)

Southeast Florida	2.6%	12.1%	(3.2%)

Seattle, Washington	2.9%	(2.2%)	5.8%

Total Core Markets	1.4%	7.9%	(1.8%)

See notes on following page.

First Quarter 2005

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q1 2005 vs. Q1 2004 represents 148 apartment communities (51,741 units) that were fully operational during the entire three months ended March 31, 2005 and 2004, respectively. Excludes 21 apartment communities (6,717 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q1 2005 vs Q4 2004 Sequential Same Store Communities represents 161 apartment communities (55,981 units) that were fully operational during the three months ended March 31, 2005 and December 31, 2004, respectively. Excludes 8 apartment communities (2,477 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended
	March 31,
	2005	2004

Same Store NOI	$123,746	$123,470
Non-Same Store NOI, including Ameriton properties	23,348	26,781
NOI Classified as Discontinued Operations — Communities Sold	(1,324)	(19,941)
NOI Classified as Discontinued Operations — Communities Held for Sale	(1,009)	(310)

Net Operating Income	144,761	130,000
Other Income	5,127	3,697
Depreciation on Real Estate Investments	(56,031)	(46,648)
Interest Expense	(49,275)	(39,432)
General and Administrative Expense	(14,289)	(12,433)
Other Expense	(20,785)	(975)

Earnings from Operations	$9,508	$34,209

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 94.3% for Q1 2005.

(4) Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the first quarter of 2005 was $1,129 for the garden communities, $1,586 for the high-rise communities and $1,267 for the total portfolio.

(6) The units and dollar amounts for the Q1 2005 same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	18,355	$80,321	$27,907	$52,414
Southern California	7,999	30,330	9,514	20,816
San Francisco Bay Area, California	4,735	17,825	5,610	12,215
Chicago, Illinois	3,881	15,718	8,065	7,653
New York City Metropolitan Area	666	5,513	1,571	3,942
Boston, Massachusetts	1,897	9,849	3,381	6,468
Southeast Florida	1,806	6,083	2,752	3,331
Seattle, Washington	2,700	6,951	2,502	4,449

Total	42,039	$172,590	$61,302	$111,288

(7) The units and dollar amounts for the Q1 2005 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	18,900	$83,404	$28,942	$54,462
Southern California	8,978	35,680	11,363	24,317
San Francisco Bay Area, California	4,735	17,825	5,610	12,215
Chicago, Illinois	3,881	15,718	8,065	7,653
New York City Metropolitan Area	1,222	10,009	2,851	7,158
Boston, Massachusetts	1,897	9,849	3,381	6,468
Southeast Florida	3,278	11,219	4,674	6,545
Seattle, Washington	2,808	7,268	2,551	4,717

Total	45,699	$190,972	$67,437	$123,535

First Quarter 2005

Archstone-Smith Investment Summary

Dollar amounts in thousands, except cost per unit amounts

March 31,
Operating Apartment Communities	2005

Garden:
Communities	122
Units	41,094
Total Investment (1)	$4,835,042
Cost per Unit	$117,658

High-Rise:
Communities	47
Units	17,364
Total Investment (1)	$3,456,883
Cost per Unit	$199,083

Total Portfolio:
Communities	169
Units	58,458
Total Investment (1)	$8,291,925
Cost per Unit	$141,844

Total Portfolio Capital Expenditures - Cost per Unit	Q1 2005

Acquisition Related Expenditures	$9

Redevelopment Expenditures	$183

Recurring Capital Expenditures	$103

Apartment Acquisitions

Communities	2
Units	508
Total Investment (1)	$153,833
Cost per Unit	$302,821

Apartment Dispositions

Communities	2
Units	1,121
Gross Sales Proceeds	$158,000
GAAP Gains	$26,154
Gross Gains (2)	$7,121
Unleveraged IRR (3)	7.5%

Ameriton Apartment Investment Summary

	As of March 31, 2005
				Total Expected
	Communities	Units	Gross Book Basis	Investment

Operating Communities	10	3,103	$350,029	$360,136
Communities Under Construction and In Planning	12	3,770	229,771	536,498
Equity in Joint Ventures (4)	5	644	30,137	N/A

Ameriton Totals	27	7,517	$609,937	$896,634

NOTES

(1) For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2) See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 6 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(3) The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

(4) Represents Ameriton’s GAAP basis in unconsolidated joint ventures that own operating properties or properties in development.

First Quarter 2005

Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

Q1 2005

Starts During Period
Communities	1
Units	204
Total Investment (2)	45,784
Total Cost Per Unit	224,431

Completions During Period
Communities	2
Units	585
Total Investment (2)	$120,230
Total Cost Per Unit	$205,521

Stabilizations During Period(3)
Communities	—
Units	—
Total Investment (2)	—
Total Cost Per Unit	—

Under Construction at End of Period
Communities	10
Units	3,206
Total Investment (2)	$878,053
Total Cost Per Unit	$273,878
Investment to Date	$475,467

In Planning at End of Period
Communities	5
Units	2,070
Total Investment (2)	$723,348
Total Cost Per Unit	$349,443
Investment to Date	$44,629

Development Expenditures During Period	$62,061

						Actual or
						Expected Date	Expected
		Number of	Investment at	Total		for First Units	Stabilization
Developments Under Construction		Units	3/31/05	Investment (2)	Start Date	(4)	Date	% Leased (5)

Wholly-Owned REIT Communities Under Construction
Garden
Community	Location

Archstone Vanoni Ranch	Ventura, California	316	$51,271	$57,800	Q4/03	Q3/04	Q1/06	57.9%

Archstone Westbury	Long Island, New York	396	66,031	90,133	Q4/03	Q2/05	Q3/06	11.1%

Archstone Del Mar Station	Pasadena, California	347	89,226	136,000	Q4/04	Q1/06	Q4/06	N/A

Archstone Santa Monica II	Santa Monica, California	133	25,433	72,507	Q4/04	Q4/06	Q2/07	N/A

Archstone Reading	Reading, Massachusetts	204	10,650	45,784	Q1/05	Q3/06	Q2/07	N/A

Archstone Warner Center	Los Angeles, California	522	49,089	127,500	Q3/04	Q1/06	Q1/08	N/A

Total Garden		1,918	291,700	529,724

High-Rise

Lofts 590 (Lofts at Crystal Towers)	Washington, D.C.	212	36,536	41,718	Q1/03	Q1/05	Q1/06	33.49%

Dupont Circle	Washington, D.C.	306	50,155	72,045	Q2/04	Q2/05	Q2/06	N/A

Park Essex	Boston, Massachusetts	420	70,678	151,946	Q4/03	Q3/06	Q4/07	N/A

Total High Rise		938	157,369	265,709

Total Wholly-Owned REIT Communities Under Construction		2,856	449,069	795,433

Unconsolidated REIT Joint Venture Communities Under Construction

Presidio View	San Diego, California	350	26,398	82,620	Q3/04	Q1/06	Q4/06	N/A

Total REIT Joint Venture Communities Under Construction		350	26,398	82,620

Total Communities Under Construction		3,206	$475,467	$878,053

NOTES

(1) Excludes Ameriton’s development properties but includes multifamily community development activity related to unconsolidated REIT Joint Ventures. In Planning at March 31, 2005 includes 1,059 units related to a $365.1 million unconsolidated development. At March 31, 2005, ASN’s investment in unconsolidated assets was $5.5 million, $4.4 million of which pertains to pursuit costs on assets under control and therefore reflected in other assets.

(2) For development and in planning communities, represents the total expected investment at completion.

(3) Stabilizations During Period: Generally defined as completed development communities achieving approximately 93% occupancy.

(4) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(5) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of March 31, 2005. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

First Quarter 2005

Capitalization Summary

In thousands, except per share amounts

Preferred Shares

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per	Redemption
Description	March 31, 2005	Preference	Share	Date(1)
Perpetual Preferred Shares (2):
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028

	March 31,	December 31,
Market Capitalization	2005	2004

Common Shares and Units:
Common Shares (public)	199,198	199,577
Convertible Operating Trust Units	24,144	23,117

Total Common Shares and Operating Partnership Units	223,342	222,694
Closing Share Price	$34.11	$38.30

Market Capitalization of Common Shares and Units	$7,618,196	$8,529,180

Liquidation Value of Series E, G and I Perpetual Preferred Units and Shares (private)	$50,000	$70,000

Total Equity Market Capitalization	$7,668,196	$8,599,180

Book Value of Total Debt	$4,070,397	$4,149,637

Total Market Capitalization	$11,738,593	$12,748,817

NOTES

(1) Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2) The remaining 200 Series E Preferred Units were redeemed in February 2005 and the 600 remaining Series G Preferred Units were redeemed in March 2005.

First Quarter 2005

Debt Summary

Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	March 31,	December 31,	Effective Interest	Remaining Life to
	2005	2004	Rate (1)	Maturity

Unsecured Floating Rate Debt:
Revolving Credit Facilities	$213,763	$19,000	3.0%	3.7
Tax-Exempt Debt	78,236	79,525	2.7%	18.4

	291,999	98,525	3.0%	7.6

Secured Floating Rate Debt:
Tax-Exempt Debt	508,517	508,923	2.3%	22.0
Construction Loans	—	40,868	—	—
Conventional Mortgages	21,705	21,705	3.4%	3.6

	530,222	571,496	2.3%	21.2

Unsecured Fixed Rate Debt:
Long-Term Debt	2,000,780	2,019,606	6.4%	5.1

Secured Fixed Rate Debt:
Conventional Mortgages	1,227,208	1,439,558	6.3%	5.2
Other Secured Debt	20,188	20,452	4.9%	18.3

	1,247,396	1,460,010	6.3%	5.4

Total Debt Outstanding at end of Period	$4,070,397	$4,149,637	5.6%	7.5

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled				Maturities as a %
	Principal	Final Maturities	Principal	Final Maturities		Effective Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (1)	Capitalization
2005	$12,500	$220,000	$7,798	$6,929	$247,227	8.1%	2.1%
2006	31,250	20,000	9,272	224,215	284,737	6.1%	2.4%
2007	31,250	355,000	9,766	144,338	540,354	5.3%	4.6%
2008	31,250	302,028	9,939	79,657	422,874	4.3%	3.6%
2009	51,250	30,971	9,745	202,212	294,178	6.7%	2.5%
Thereafter	346,250	647,267	245,045	828,702	2,067,264	5.6%	17.6%

Total	$503,750	$1,575,266	$291,565	$1,486,053	$3,856,634	5.7%	32.9%

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt at March 31, 2005	15.8%
Total Floating Rate Debt as a Percentage of Total Debt at March 31, 2005	20.2%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt at March 31, 2005 (2)	$240,259

Coverage Ratios (3)

For the Three
Months Ended
March 31,2005
Including Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	3.6
Debt Service Ratio (5)	3.5
Fixed Charge Ratio (6)	3.5

Excluding Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	3.1
Debt Service Ratio (5)	3.0
Fixed Charge Ratio (6)	3.0

NOTES

(1) Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the quarter ended March 31, 2005.

(2) Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at March 31, 2005.

(3) Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2005
Net Earnings	$65,357
Interest Expense, net	51,351
Income Taxes on Taxable REIT Subsidiaries	5,230
Minority Interest	8,485
Depreciation Expense	56,974

EBITDA	187,397
Less: Archstone-Smith Gains on Dispositions of REIT Real Estate Investments	(26,154)

EBITDA Without Gains	$161,243

(4) Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(5) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

(6) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

First Quarter 2005

Supplemental Information for Net Asset Value Calculation

In thousands

		Three Months
		Ended
		March 31, 2005

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

Income Statement Information

Net Operating Income (NOI)		$144,761
NOI for Assets Held for Sale (1)	1,009
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)	5,068

Total Adjustments		6,077

Adjusted NOI (61,561 units)		$150,838

Balance Sheet Information (Book Value)

Cash and Restricted Cash		$75,944
Investments in Unconsolidated Entities (3)		137,458
Investments in Communities Under Development and In Planning Owned — Archstone-Smith (4)		492,598
Investments in Communities Under Development and In Planning Owned — Ameriton (4)		229,771
Other Land		31,663
Other Assets		235,230

Tax-Exempt Debt (5)	586,753
Other Debt	3,483,644
Other Liabilities	263,991

Total Liabilities		4,334,388
Perpetual Preferred Shares (Series I)		50,000

Common Shares Outstanding		199,198
Convertible Operating Trust Units Outstanding		24,144
Stock Options (treasury stock method)		1,141

Fully Converted Shares		224,483

NOTES

(1) NOI for assets held for sale as of December 31, 2004, is included in discontinued operations. Excludes $1.3 million of NOI associated with assets sold during the three months ended March 31, 2005.

(2) Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended March 31, 2005, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3) Includes approximately $38.2 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP and therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

(4) The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $1.15 billion and $510.7 million, respectively at March 31, 2005. These amounts exclude Joint Venture development projects as they are included in Investments in Unconsolidated Entities and pursuit costs for investment communities that are in planning — under control as they are included in other assets.

(5) Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.